Exhibit 23.2

[PricewaterhouseCoopers Zhong Tian CPAs Limited Company letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 51job, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
February 15, 2012